UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2009

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 26, 2009, NMT Medical, Inc. (the “Registrant”) entered into a Loan and Security Agreement (the “Agreement”) among the Registrant, NMT Heart, Inc. (together with the Registrant, individually and collectively, jointly and severally the “Borrower”), and Silicon Valley Bank (the “Lender”).

The following summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement provides for a $4 million revolving credit facility (“Revolving Line”). Up to $500,000 of the Revolving Line may be used to secure letters of credit, foreign exchange contracts and cash management services of the calendar month following the advance under the Agreement. The Revolving Line may be used by the Borrower to finance the Borrower’s working capital needs and matures on June 25, 2011 (the “Maturity Date”).

The principal amount outstanding under the Revolving Line made pursuant to the Agreement will accrue interest at a floating per annum rate equal to the Lender’s prime rate plus two and one-half percentage points (2.50%) (the “Floating Rate”), but in no event less than 6.5%, with such interest to be paid monthly, in arrears, and any unpaid principal to be due and payable on the Maturity Date. In addition, the Borrower will pay .5% per annum to the Lender for any amount not advanced under the line, payable monthly. In the event of and during the continuance of an Event of Default (as defined in the Agreement) any Obligations (as defined in the Agreement) not paid when due under the Agreement, will bear interest at a rate per annum equal to 5% plus the Floating Rate.

The Agreement also contains representations and warranties and affirmative and negative covenants by the Borrower, including with respect to the Borrower’s liquidity and tangible net worth, and by the Lender. Also, the Borrower has certain reporting obligations to the Lender under the Agreement.

The Agreement provides for certain events of default by the Borrower, including payment default or covenant Default by the Borrower, Material Adverse Change (as defined in the Agreement), default by the Borrower of a material agreement with a third party resulting in the acceleration of indebtedness in excess of $100,000, and other customary events of default.

In the event of a default by the Borrower, the Lender may, among other rights and remedies, declare all obligations under the Agreement immediately due and payable, terminate the Lender’s commitments to make loans under the Agreement, and enforce any and all rights of the Lender under the Agreement and related documents. For certain events of default related to bankruptcy, the commitments of Lender will be automatically terminated and all outstanding obligations of Borrower will become immediately due and payable.

The Borrower is required to pay the Lender a $50,000 per annum commitment fee. Also, the obligations of the Borrower under the Agreement and related loan documents are secured by certain collateral set forth on Exhibit A to the Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: July 1, 2009	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Loan and Security Agreement, by and between Silicon Valley Bank, NMT Medical, Inc. and NMT Heart, Inc., dated as of June 26, 2009